Exhibit 10.21

English summary of a Loan Agreement dated as of September 9, 2009, by and between Israel Discount Bank (the "Bank") and Enzymotec Ltd. (the "Company") (the "Loan Agreement").

•	Subject Matter of Agreement: Provision of a US $5,600,000 loan granted to the Company by the Bank (the "Loan") for purposes of investment by the Company in its factory (real estate, infrastructure and mechanization and equipment).

•	Repayment Terms: The Company shall repay the principal amount in one installment on October 15, 2011 and pay interest in 24 consecutive payments on the 15th of each month commencing as of November 15, 2009 until fully repaid on October 15, 2011.

•	Interest Rate: The interest rate shall be LIBOR + 3.60%. The interest rate shall increase automatically by 2% in the event and for the duration of any infringement by the Company of the Agreement's terms. In the event that the Company is in arrears on any payment owed to the Bank, then the amount in arrears will bear variable on interest arrears until the actual repayment of the amount, which shall be the highest interest rate then applicable under the Bank's policies for unauthorized overdraft in debt checking accounts, being as of the signing date 9.85%. Interest on arrears shall be in U.S. dollars.

•	Securities and Guarantees: The securities and guarantees granted to the Bank by the Company or any third party for the benefit of the Company shall serve as securities and guarantees for the Loan and, upon the Bank's request given at its sole discretion, the Company shall provide additional securities and guarantees in order to satisfy the Bank and guaranty the Company's undertakings.

•	Commissions and other Payments: Company shall pay a US $1,200 documents commission.

•	Term of Agreement: 25 months, commencing on September 9, 2009 and being fully repaid by October 15, 2011.

•	Prepayment: Provided that there has not been a cause for immediate prepayment (as further outlined below under "Termination"), the Company shall be entitled to prepay all or any part of the outstanding amount owed, provided that it is no less than 25% of the then outstanding amount owed to the Bank, under the Bank's prepayment terms, which include providing 30 days prior written notice, the Company obtaining and providing the Bank with all required regulatory approvals for the prepayment and the payment of a penalty equal to the difference between (i) the present value of the prepaid amount discounted based on the Bank's base rate of interest set by the Bank of Israel on the day of prepayment and (ii) the present value of the prepaid amount discounted based on the current interest rate of the relevant loan.

•	Termination: The Bank may demand the immediate repayment of the Loan in the event that (a) the legal status of the Company is altered, or the Bank estimates it to be altered, due to the appointment of a receiver or liquidator, a stay of proceeding order given against the Company, the Company’s involvement in a merger, cessation or significant change in the Company's business activities or the relocation of the Company outside of Israel; (b) the Company is in arrears on any amount due; (c) the Company is, or the Bank expects the Company to be, in breach of any of the Company's undertakings or the Bank reasonably estimates or expects that the Company's condition has been adversely affected; (d) the Bank, in its sole discretion, is of the opinion that an event or condition defined as a cause for immediate repayment under the terms of any document, agreement or undertaking by and between the Company and the Bank has occurred; (e) the Bank estimates that the securities and/or guarantees given by the Company can no longer satisfy or guaranty the Loan or that the Bank may not be able to recover assets pledged under the securities or guarantees; or (f) the filing of a petition for reorganization, bankruptcy, dissolution, the appointment of a receiver or other similar proceedings concerning bankruptcy or insolvency against the Company.

•	Governing Law and Jurisdiction: The Agreement will be exclusively governed by and construed according to the laws of the state of Israel. Any dispute arising under or in relation to the Agreement shall be resolved in the competent court in one of the districts listed herein or, at the choice of the claimant, in the district in which the account in which Loan has been deposited is located.

•	Miscellaneous: On the repayment date, provided that the Company has fulfilled all its undertakings to the Bank in relation to this Loan Agreement, the Bank shall grant the Company a new loan to be repaid over a term of eight (8) years.

English summary of the Extension to the Loan dated as of December 26, 2011, by and between Israel Discount Bank (the "Bank") and Enzymotec Ltd. (the "Company") (the "Extension Agreement").

•	Subject Matter of Extension Agreement: Provision of a loan granted to the Company by the Bank in the amount of US $5,600,000 (the "Loan Extension").

•	Repayment Terms: The Company shall repay the principal amount in 96 consecutive payments on the 15th of each month, commencing on January 15, 2011 until fully repaid on December 15, 2019. The interest shall be paid concurrently with each monthly repayment of principal.

•	Interest Rate: The interest rate shall be LIBOR + 5.05%. The interest rate shall increase automatically by 2% in the event and for the duration of any infringement by the Company of the Extension Agreement's terms. In the event that the Company is in arrears on any payment owed to the Bank, then the amount in arrears will bear variable on interest arrears until the actual repayment of the amount, which shall be the highest interest rate then applicable under the Bank's policies for unauthorized overdraft in debt checking accounts[1].

1 No current rate has been provided.

•	Securities: The securities and guarantees granted to the Bank by the Company or any third party for the benefit of the Company shall serve as securities and guarantees for the Extension Agreement and, upon the Bank's request given at its sole discretion, the Company shall provide additional securities and guarantees in order to satisfy the Bank and guaranty the Company's undertakings.

•	Commissions and other Payments: Company shall pay a US $5,600 documents commission.

•	Term of the Extension Agreement: 96 months, commencing on December 27, 2011 and being fully repaid by December 15, 2019.

•	Prepayment: Provided that there has not been a cause for immediate prepayment (as further outlined below under Termination), the Company shall be entitled to prepay all or any part of the outstanding amount owed, provided that it is no less than 25% of the then outstanding amount owed to the Bank, under the Bank's prepayment terms, which include the giving of 30 days prior written notice, the Company obtaining and providing the Bank with all required regulatory approvals for the prepayment and the payment of a penalty equal to the difference between (i) the present value of the prepaid amount discounted based on the banks' base rate of interest set by the Bank of Israel on the day of prepayment and (ii) the present value of the prepaid amount discounted based on the current interest rate of the relevant loan.

•	Termination: The Bank may demand the immediate repayment of the Loan in the event that (a) the legal status of the Company is altered, or the Bank estimates it to be altered, due to the appointment of a receiver or liquidator, a stay of proceeding order given against the Company, the Company’s involvement in a merger, cessation or significant change in the Company's business activities or the relocation of the Company outside of Israel; (b) the Company is in arrears on any amount due; (b) the Company is, or the Bank expects the Company to be, in breach of any of the any of the Company's undertakings or the Bank reasonably estimates or expects that the Company's condition has been detrimentally effected; (c) the Bank, in its sole discretion, is of the opinion that an event or condition defined as a cause for immediate prepayment under any document, agreement or undertaking by and between the Company and the Bank has occurred; (d) the Company fails to provide the Bank with its various financial reports upon their issuance or the Bank's demands; (e) the Bank, in its sole discretion, is of the opinion that an event or condition defined as a cause for immediate repayment under the terms of any document, agreement or undertaking by and between the Company and the Bank has occurred; (f) the Bank estimates that the securities and/or guarantees given by the Company can no longer satisfy or guaranty the Loan or that the Bank may not be able to recover assets pledged under the securities or guarantees, including an event in which a foreclosure is placed on the securities by a third party which is not removed within 30 days; (g) the filing of a petition for reorganization, bankruptcy, dissolution, the appointment of a receiver or other similar proceedings concerning bankruptcy or insolvency against the Company; (h) the occurrence of any one of the events listed in this section to one of the Company's guarantors for the Loan Extension; or (i) a loan taken by the Company guaranteed by a mortgage is demanded for immediate repayment.

•	Governing Law and Jurisdiction: The Extension Agreement will be exclusively governed by and construed according to the laws of the state of Israel. Any dispute arising under or in relation to the Extension Agreement shall be resolved in the competent court at one of a number of listed districts or, at the choice of the claimant, in the district in which the account in which the Loan Extension has been deposited is located.

•	Miscellaneous: The Extension Agreement will be renewed under identical terms to those described above with the Bank's approval, without requiring the signing of additional documentation, unless the Company gives written notice prior to renewal of their desire not to renew the Extension Agreement.